Filed Pursuant to Rule 424(b)(5)
Registration No. 333-208115

PROSPECTUS SUPPLEMENT

(To prospectus dated December 2, 2015)

4,000,000 Shares

PSIVIDA CORP.

COMMON STOCK

We are offering 4,000,000 shares of our common stock at an offering price of $4.00 per share.

Our common stock trades on the Nasdaq Global Market under the symbol “PSDV”. On January 6, 2016, the last reported sale price of our common stock was $4.13 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement, the accompanying prospectus and the other documents that are incorporated by reference herein.

	Per Share	Total
Public offering price	$4.00	$16,000,000
Underwriting discounts and commissions(1)	$0.24	$960,000
Proceeds, before expenses, to us	$3.76	$15,040,000

(1)	We have agreed to reimburse the underwriters for certain expenses incurred in connection with this offering. See “Underwriting.”

The underwriters also have the right to purchase up to an additional 440,000 shares of common stock from us at the public offering price, less the underwriting discounts and commissions, at their option, within 30 days of the date of this prospectus supplement. If the underwriters exercise their option to purchase additional shares in full, the total underwriting discounts and commissions payable by us will be $1,065,600 and the total proceeds, before expenses, to us will be $16,694,400.

You should carefully read this prospectus supplement and the accompanying prospectus, together with the documents we incorporated by reference, before you invest in our stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The shares of common stock will be ready for delivery on or about January 12, 2016.

Joint Book-Running Managers

Ladenburg Thalmann	Northland Capital Markets

The date of this prospectus supplement is January 7, 2016.

Prospectus Supplement

Prospectus

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PRESENTATION OF INFORMATION

These offering materials consist of two documents: (1) this prospectus supplement, which describes the terms of the common stock that we are currently offering, and (2) the accompanying prospectus, which provides general and other additional information. The information in this prospectus supplement supersedes any inconsistent information included or incorporated by reference in the accompanying prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any relevant free writing prospectus. Neither we nor the underwriters have authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus and any relevant free writing prospectus. If you receive any information not authorized by us or the underwriters, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or any relevant free writing prospectus is accurate as of any date other than its respective date.

We and the underwriters are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement, the accompanying prospectus or any free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus outside the United States. This prospectus supplement, the accompanying prospectus and any free writing prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement, the accompanying prospectus or any free writing prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

It is important for you to read and consider all of the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in these documents in making your investment decision. We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located.

Unless the context otherwise requires, “pSivida”, the “Company”, “we”, “us”, “our” and similar names refer to pSivida Corp. and its wholly-owned subsidiaries. When we refer to “you” we mean the holders of common stock offered hereby.

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NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are inherently subject to risks, uncertainties and potentially inaccurate assumptions. Such statements give our current expectations or forecasts of future events; they do not relate strictly to historical or current facts. All statements other than statements of historical fact could be deemed forward-looking statements, including, without limitation, expectations of revenue, expenses, cash flows, earnings or losses from operations, cash required to maintain current and planned operations, capital or other financial items; any statements of the plans, strategies and objectives of management for future operations; any plans or expectations with respect to product research, development and commercialization, including regulatory approvals and decisions regarding reimbursement; any other statements of expectations, plans, intentions or beliefs; and any statements of assumptions underlying any of the foregoing. We often, although not always, identify forward-looking statements by using words or phrases such as “likely”. “expect”, “intend”, “anticipate”, “believe”, “estimate”, “plan”, “project”, “forecast” and “outlook”.

The following are some of the factors that could cause actual results to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements: uncertainties with respect to: our ability to achieve profitable operations and access to capital; fluctuations in our operating results; further impairment of our intangible assets; declines in Retisert royalties; successful commercialization of, and receipt of revenues from, ILUVIEN for DME; the effect of pricing and reimbursement decisions on sales of ILUVIEN for DME; consequences of fluocinolone acetonide side effects; safety and efficacy results of our Medidur Phase III trials, timing of filing and acceptance of the Medidur NDA, if at all; ability to use data in a U.S. NDA from trials outside the U.S.; any exercise by Pfizer of its option with respect to the latanoprost product; our ability to develop Tethadur to successfully deliver large biologic molecules and develop products using it; our ability to successfully develop product candidates, initiate and complete clinical trials and receive regulatory approvals; our ability to market and sell products; the success of current and future license agreements; termination or breach of current license agreements; effects of competition and other developments affecting sales of products; market acceptance of products; effects of guidelines, recommendations and studies; protection of intellectual property and avoiding intellectual property infringement; retention of key personnel; product liability; industry consolidation; compliance with environmental laws; manufacturing risks; risks and costs of international business operations; legislative or regulatory changes; volatility of stock price; possible dilution; absence of dividends; and other factors described under the heading “Risk Factors” herein and the Risk Factors incorporated by reference herein from our Annual Report on Form 10-K for the fiscal year ended June 30, 2015.

We cannot guarantee that the results and other expectations expressed, anticipated or implied in any forward-looking statement will be realized. The risks described herein and in our filings with the SEC describe major risks to our business, and you should read and interpret any forward-looking statements together with these risks. A variety of factors, including these risks, could cause our actual results and other expectations to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements. Should known or unknown risks materialize, or should our underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements.

Our forward-looking statements speak only as of the dates on which they are made. We do not undertake any obligation to update or revise any forward-looking statement, whether to reflect new information, future events or otherwise. You are advised, however, to consult any further disclosures we may make in our future reports to the SEC, on our website, www.psivida.com, or otherwise.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference in this prospectus supplement and the accompanying prospectus the documents listed below and any future filings we make with the Securities and Exchange Commission, or the SEC, under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until we have sold all of the securities to which this prospectus supplement relates. Any statement in a document incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. Any statement in a document incorporated by reference in this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus supplement, the accompanying prospectus or any subsequently filed document that is incorporated by reference in this prospectus supplement and the accompanying prospectus modifies or supersedes such statement.

We incorporate by reference in this prospectus supplement only the documents set forth below that have been previously filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended June 30, 2015, filed September 10, 2015;

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, filed with the SEC on November 6, 2015;

•	Our Current Reports on Form 8-K filed with the SEC on December 4, 2015 and December 22, 2015; and

•	The description of our common stock contained in our current report on Form 8-K filed under Rule 12g-3 of the Exchange Act on June 19, 2008, including any amendments or reports filed for the purpose of updating such description.

We will provide without charge to each person to whom a copy of this prospectus supplement is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference (other than exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents). Requests should be directed to:

pSivida Corp.

480 Pleasant Street Suite B300

Watertown, MA 02472

Telephone: (617) 926-5000

Copies of these filings are also available, without charge, through the “SEC Filings” section of our website (www.psivida.com) as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual and quarterly reports, current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.psivida.com as soon as reasonably practicable after filing such documents with the SEC.

You may read and copy any materials that we file with the SEC at its Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) 732-0330. Our filings are also available to the public from the website maintained by the SEC at http://www.sec.gov.

We have filed a Registration Statement on Form S-3 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus supplement. This prospectus supplement and the

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accompanying prospectus omit certain information contained in the Registration Statement on Form S-3, as permitted by the SEC. Refer to the Registration Statement on Form S-3, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus supplement. Statements in this prospectus supplement and the accompanying prospectus regarding the provisions of documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above and through the SEC’s website.

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SUMMARY

This summary highlights selected information included or incorporated by reference in this prospectus supplement and the accompanying prospectus and does not contain all of the information that may be important to you. You should carefully review this entire prospectus supplement and the accompanying prospectus, including the risk factors and financial statements included and incorporated by reference in this prospectus supplement and the accompanying prospectus.

Our Business

We develop sustained-release pharmaceutical products for treating eye diseases. Our products deliver drugs at a controlled and steady rate for months or years. We have developed three of only four sustained-release products approved by the U.S. Food and Drug Administration (“FDA”) for treatment of back-of-the-eye diseases. Our lead product candidate Medidur™ is in pivotal Phase III clinical trials, and our lead licensed product ILUVIEN® is sold in the United States and three European Union (“EU”) countries. Our pre-clinical development program is focused primarily on developing products for chronic ophthalmic diseases utilizing our two core technology platforms. Our strategy includes developing products independently, while continuing to leverage our technology platforms through collaborations and license agreements.

Medidur is an injectable, sustained-release micro-insert designed to treat chronic noninfectious uveitis affecting the posterior segment of the eye (“posterior uveitis”) for three years from a single administration. Medidur, which is the same micro-insert as ILUVIEN, is in Phase III clinical trials. In December 2015, we announced positive topline results from our first of two Phase III clinical trials evaluating the safety and efficacy of Medidur for the treatment of chronic noninfectious uveitis affecting the posterior of the eye (posterior uveitis). We plan to file a new drug application (“NDA”) in the first half of 2017 based on six-month efficacy data from both trials and data from a short-duration utilization study of our redesigned proprietary inserter, together with data referenced from the Phase III trials of ILUVIEN. We are developing Medidur independently.

ILUVIEN, our most recently approved product, is an injectable, sustained-release micro-insert that provides treatment of diabetic macular edema (“DME”) for up to three years from a single administration. ILUVIEN is licensed to and sold by Alimera Sciences, Inc. (“Alimera”), and we are entitled to a share of the net profits (as defined) from Alimera’s sales of ILUVIEN on a quarter-by-quarter, country-by-country basis. ILUVIEN was launched in late February 2015 in the United States, where it is indicated for the treatment of DME in patients previously treated with a course of corticosteroids without a clinically significant rise in intraocular pressure.

ILUVIEN was also launched in Portugal in January 2015 and has been commercially available in the United Kingdom and Germany since June 2013. ILUVIEN has marketing approvals in 17 EU countries for the treatment of chronic DME considered insufficiently responsive to available therapies.

Distribution, regulatory and reimbursement matters for ILUVIEN for DME in Australia and New Zealand, Canada and Italy have been sublicensed. We are entitled to 20% of any royalties and 33% of all other payments received by Alimera pursuant to the sublicense agreements, including any milestone payments.

Our FDA-approved Retisert® provides sustained release treatment of posterior uveitis for approximately two and a half years. It is licensed to Bausch & Lomb, and we receive royalties from its sales.

Our pre-clinical development program is focused on developing products using our Durasert™ and Tethadur™ technology platforms to deliver drugs and biologics to treat wet and dry age-related macular degeneration, glaucoma, osteoarthritis and other diseases.

Durasert, Medidur and Tethadur are our trademarks, Retisert is Bausch & Lomb’s trademark and ILUVIEN is Alimera’s trademark.

All information in this prospectus with respect to ILUVIEN, including regulatory and marketing information, and Alimera’s plans and intentions, reflects information reported by Alimera.

Our principal executive office (and mailing address) is located at 480 Pleasant Street, Suite B300, Watertown, MA 02472, and our telephone number is (617) 926-5000.

The Offering

Common stock offered by us	4,000,000 shares

Shares of common stock to be outstanding immediately after this offering	33,627,919 shares

Use of proceeds	We expect to use the net proceeds from the sale of common stock to fund our research and development programs, commercialization of our product candidates, to fund working capital and for other general corporate purposes. Pending such use, the net proceeds may also be temporarily invested in short-term securities. See “Use of Proceeds” on page S-4.

Risk factors	Your investment in our common shares involves substantial risks. You should consider the “Risk Factors” included and incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors incorporated by reference from our filings with the SEC.

NASDAQ ticker symbol	“PSDV”

The number of shares of our common stock to be outstanding after the offering is based on 29,627,919 shares of common stock outstanding as of December 31, 2015 and excludes:

•	5,078,421 shares of our common stock issuable on exercise of options outstanding as of that date, which had a weighted average exercise price of $3.55 per share at that date;

•	1,027,791 shares of our common stock that have been reserved for issuance in connection with future grants under our equity incentive plan; and

•	1,176,105 shares of our common stock issuable on exercise of warrants outstanding as of that date, which had a weighted average exercise price of $3.67 per share at that date.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding options to purchase our common stock or outstanding warrants to purchase shares of our common stock and no issuance of up to 440,000 shares of common stock that we may sell to the underwriters upon exercise of their option to purchase additional shares.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below in addition to the other information included or incorporated by reference in this prospectus supplement before purchasing our common stock. If any of the following risks actually occurs, our business, financial condition or results of operations would likely suffer, possibly materially. In that case, the trading price of our common stock could fall, and you may lose all or part of the money you paid to buy our common stock. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

Risks Related to this Offering

We may need additional capital resources to fund our development programs as well as our other operations, and there is no assurance that funding will be available on favorable terms or at all.

In addition to our $21.0 million of cash, cash equivalents and marketable securities as of December 31, 2015 and the net proceeds of this offering, we may need additional capital resources to fund our research and development programs, commercialization of our product candidates, working capital requirements and for other general corporate purposes. We do not have any assured sources of revenue, and we expect negative cash flows from operations in subsequent quarters until we receive sufficient revenues from commercialization of ILUVIEN or one or more of our other product candidates achieve regulatory approval and provide us sufficient revenues. Although we are entitled to 20% of the net profits, as defined, on sales of ILUVIEN for DME by Alimera on a country-by-country basis, there is no assurance that we will receive net profits from such sales and, if we receive any such net profits, how much they will be.

Further, we are limited in the common stock we can sell without shareholder approval by the listing requirements of the Australian Securities Exchange and NASDAQ and by our lock-up agreement with the underwriters of this offering. We may also seek additional capital resources through possible new collaborative or licensing agreements and/or possible other agreements and transactions (which may include sales of assets or securities). If available, funding through collaboration, licensing or other agreements may be on unfavorable terms, including requiring us to relinquish rights to certain of our technologies or products, additional equity financing may be dilutive to stockholders, and debt financing may involve restrictive covenants or other unfavorable terms and potential dilutive equity. If adequate financing is not available if and when needed, we may be required to delay, reduce the scope of or eliminate research or development programs, postpone or cancel the pursuit of product candidates, including pre-clinical and clinical trials and new business opportunities, reduce staff and operating costs or otherwise significantly curtail our operations to reduce our cash requirements and extend our capital.

If you purchase shares in this offering, you will suffer immediate and substantial dilution.

If you purchase shares of our common stock in this offering, you will incur immediate and substantial dilution in the as adjusted net tangible book value of your stock of $3.04 per share as of September 30, 2015, based on the public offering price of $4.00 per share, because the price that you pay will be substantially greater than the net tangible book value per share of the shares you acquire. You will experience additional dilution upon the exercise of options and warrants to purchase our common stock, including those options currently outstanding and those granted in the future, and the issuance of restricted stock or other equity awards under our stock incentive plans. To the extent we raise additional capital by issuing equity securities, our stockholders will experience substantial additional dilution.

Your percentage ownership in us may be diluted by future issuances of capital stock, which could reduce your influence over matters on which stockholders vote.

Pursuant to the terms of our certificate of incorporation, our board of directors has broad authority to issue authorized but unissued shares of our capital stock, including shares of our authorized but unissued preferred stock. Issuances of common stock or voting preferred stock would reduce your influence over matters on which our stockholders vote, and, in the case of issuances of preferred stock, would likely result in your interest in us being subject to the prior preferences and rights of holders of that preferred stock.

We have broad discretion to determine how to use the funds raised in this offering, and may use them in ways that may not enhance our operating results or the market price of our common stock.

Our management will have broad discretion over the use of proceeds from this offering, and we could spend the proceeds from this offering in ways our stockholders may not agree with or that do not yield a favorable return, if at all. We intend to use the net proceeds from this offering for the development of our product candidates and for other general corporate and working capital purposes. However, our use of these proceeds may differ substantially from our current plans. If we do not invest or apply the proceeds of this offering in ways that improve our operating results, we may fail to achieve expected financial results, which could cause the market price of our common stock to decline.

USE OF PROCEEDS

Our proceeds from the sale of 4,000,000 shares of our common stock in this offering will be $14,815,000 (or approximately $16,469,400 if the underwriters exercise their option to purchase additional shares of common stock in full) after deducting estimated underwriting discounts and estimated offering expenses.

We expect to use the net proceeds from the sale of common stock to fund further clinical development of our research and development programs, to fund working capital and for other general corporate purposes. The amounts and timing of these expenditures will depend on a number of factors, such as the timing and progress of our research and development efforts, the timing and progress of any collaborations, technological advances and the competitive environment for our product candidates. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the application of these proceeds. Pending such use, the net proceeds may also be temporarily invested in short-term securities.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. In addition, any future debt financing arrangement may contain terms prohibiting or limiting the amount of dividends that may be declared or paid on our common stock. Any future determination to pay dividends will be made at the discretion of our board of directors.

DILUTION

If you invest in our common stock, you will experience dilution to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of September 30, 2015 was approximately $17.1 million, or $0.58 per share of common stock. Net tangible book value per share is equal to our total tangible assets minus total liabilities, all divided by the number of shares of common stock outstanding as of September 30, 2015. After giving effect to sale of the shares pursuant to this prospectus supplement at a purchase price of $4.00 per share, based on the 4,000,000 shares offered at such price hereunder and after giving effect to such sale, our as-adjusted net tangible book value would have been approximately $31.9 million, or approximately $0.96 per share of common stock based upon 33,417,365 shares outstanding. This represents an immediate increase in net tangible book value of approximately $0.38 per share to existing stockholders and an immediate dilution of approximately $3.04 per share to new investors. The following table illustrates this calculation on a per share basis:

Offering price for one share of common stock		$4.00
Net tangible book value per share as of September 30, 2015	$0.58
Increase per share attributable to the offering	$0.38
As adjusted net tangible book value per share after this offering		$0.96
Dilution per share to new investors		$3.04

The number of shares of common stock shown above to be outstanding after this offering is based on 29,417,365 shares outstanding as of September 30, 2015 and excludes:

•	4,888,975 shares of our common stock issuable on exercise of options outstanding as of that date, which had a weighted average exercise price of $3.42 per share at that date;

•	1,427,791 shares of our common stock that have been reserved for issuance in connection with future grants under our equity incentive plan; and

•	1,176,105 shares of our common stock issuable on exercise of warrants outstanding as of that date, which had a weighted average exercise price of $3.67 per share at that date.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options to purchase our common stock or outstanding warrants to purchase shares of our common stock and no issuance of up to 440,000 shares of common stock that we may sell to the underwriters upon exercise of their option to purchase additional shares. The exercise of outstanding options and warrants having an exercise price less than the offering price will increase dilution to new investors.

If the underwriters exercise in full their option to purchase additional shares, the as adjusted net tangible book value after this offering would be approximately $0.99 per share, representing an increase in net tangible book value of approximately $0.41 per share to existing stockholders and immediate dilution in net tangible book value of approximately $3.01 per share to investors purchasing our common stock in this offering at the public offering price.

UNDERWRITING

Ladenburg Thalmann & Co. Inc. is acting as the representative of the underwriters. Subject to the terms and conditions set forth in an underwriting agreement dated the date of this prospectus supplement among us and the representative of the underwriters named below, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase from us, the number of shares of common stock listed next to its name in the following table.

Name	Number of Shares
Ladenburg Thalmann & Co. Inc.	2,400,000
Northland Securities, Inc.	1,600,000

Total:	4,000,000

The underwriters are committed to purchase all the shares of common stock offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of nondefaulting underwriters may be increased or the offering may be terminated. The underwriters are not obligated to purchase the shares of common stock covered by the option to purchase additional shares described below.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Discounts and Commissions

The underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.144 per share. After the initial offering of the shares, the public offering price and other selling terms may be changed by the representative.

The following table shows the public offering price, underwriting discounts and commissions and proceeds before expenses to us. The information assumes either no exercise or full exercise of the option we granted to the underwriters to purchase additional shares.

	Per Share	Total
		No Exercise	Full Exercise
Public offering price	$4.00	$16,000,000	$17,760,000
Underwriting discounts and commissions	$0.24	$960,000	$1,065,600
Proceeds, before expenses, to us	$3.76	$15,040,000	$16,694,400

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $150,000.

We have also agreed to reimburse the underwriters for legal and other expenses incurred by them in connection with this offering, up to $75,000. In accordance with FINRA Rule 5110, the amount reimbursed to the underwriters is deemed underwriter compensation for this offering.

Option to Purchase Additional Shares

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase, from time to time, in whole or in part, up to 440,000 additional shares from us at the public offering price set forth on the cover page of this prospectus, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above.

Lock-Up Agreements

We and our officers and directors have entered into lock-up agreements with the underwriters. Under these agreements, we and these other individuals have agreed, subject to specified exceptions, for a period ending 60 days after the date of this prospectus supplement, not to, without first obtaining the written consent of the representative, (1) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock, whether now owned or hereafter acquired, or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or other securities, in cash or otherwise.

The lockup restrictions are subject to certain exceptions. In the case of our officers and directors, these exceptions include (1) transfers of shares of common stock as a bona fide gift or gifts, (2) distributions of shares of common stock to general or limited partners, members, shareholders, affiliates or wholly-owned subsidiaries of the director or officer or any investment fund or other entity controlled or managed by the director or officer, (3) transfers or dispositions of shares of common stock or such other securities to any trust for the direct or indirect benefit of the director or officer or the immediate family of the director or officer in a transaction not involving a disposition for value, (4) transfers or dispositions of shares of common stock or such other securities to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the director or officer or the immediate family of the director or officer in a transaction not involving a disposition for value, (5) transfers or dispositions of shares of common stock or such other securities by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the director or officer, (6) transfers or sales pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s capital stock involving a change of control of the Company that is recommended or approved by the board of directors of the Company, and (7) sales or transfers made pursuant to a trading plan that satisfies the requirements of Rule 10b5-1 under the Exchange Act that has been entered into by the director or officer prior to the date of this prospectus supplement. In the case of the Company, these exceptions include (1) the Company’s sale of shares pursuant to this prospectus supplement; (2) the issuance of restricted common stock or options to acquire common stock pursuant to the Company’s employee benefit plans, qualified stock option plans or other employee compensation plans described herein, as such plans are in existence on the date hereof, and (3) issuances of common stock pursuant to valid exercises or conversions of options, warrants, convertible securities or rights outstanding on the date hereof.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Stabilization

The underwriters have advised us that they, pursuant to Regulation M under the Exchange Act, and certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering.

These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either ‘‘covered’’ short sales or ‘‘naked’’ short sales.

‘‘Covered’’ short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our common stock in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

‘‘Naked’’ short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the shares of common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our common stock in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by one or more underwriters or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares of common stock to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to underwriters and selling group members that may make Internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other website maintained by the underwriters is not part of this prospectus or the registration statement of which this prospectus forms a part.

Notice to Non-U.S. Investors

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus.

This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Other Relationships

Ladenburg Thalmann & Co. Inc. has provided, and the underwriters and their respective affiliates may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which Ladenburg Thalmann & Co. Inc. has received, and they may in the future receive, customary fees.

Northland Capital Markets is the trade name for certain capital markets and investment banking services of Northland Securities, Inc., member FINRA/SIPC.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. The underwriters are being represented in connection with this offering by Goodwin Procter LLP, New York, New York.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s annual report on Form 10-K for the year ended June 30, 2015 and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

$75,000,000

PSIVIDA CORP.

Common Stock, Preferred Stock, Debt Securities, Warrants and Units

pSivida Corp. may offer from time to time, in one or more series or issuances and at prices and on terms that will be determined at the time of offering, up to $75,000,000 in gross proceeds to pSivida Corp. of:

•	Common Stock

•	Preferred Stock

•	Debt Securities

•	Warrants

•	Units

The preferred stock may be convertible into shares of our common stock, the debt securities may be convertible into shares of our common stock or shares of our preferred stock, the warrants may be exercisable for shares of our common stock, shares of our preferred stock or our debt securities and the units may consist of any combination of the other types of securities described in this prospectus.

We will provide specific terms of the common stock, preferred stock, debt securities warrants and units (which we refer to collectively as the “Securities”) in supplements to this prospectus at the time when we offer them. You should read this prospectus and such applicable supplements carefully before you invest in any of these securities.

The Securities may be offered directly by us, through dealers, agents or underwriters designated from time to time or through any combination of these methods. If dealers, agents or underwriters are involved in a particular sale, we will disclose their names and the nature of our arrangements with them in the applicable prospectus supplement. The net proceeds we expect to receive from any sale also will be included in the applicable prospectus supplement.

Our common stock is quoted on the NASDAQ Global Market under the symbol “PSDV.” The last reported sale price of our common stock on the NASDAQ Global Market on November 18, 2015 was $3.86. None of the other securities offered under this prospectus are publicly traded.

Investing in the Securities involves risks. See “Risk Factors” on page 2.

This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement for the securities being sold.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 2, 2015.

You should read this prospectus, including all documents incorporated herein by reference, together with additional information described under “Where You Can Find Additional Information.”

You may obtain the information incorporated herein by reference without charge by following the instructions under “Where You Can Find Additional Information” or “Incorporation of Certain Information by Reference.”

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell, nor is it seeking an offer to buy, the Securities in any jurisdiction where the offer or sale of the Securities is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front of this prospectus and that the information contained in each document incorporated by herein by reference is accurate only as of the date of each such document. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the Securities in one or more offerings resulting in gross proceeds to us of up to $75,000,000. This prospectus provides you with a general description of the Securities. Each time we sell a portion of the Securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, you should assume that the statements made in the prospectus supplement modify or supersede those made in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information” on page 15 of this prospectus.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “the Company,” “pSivida,” “we,” “us” and “our” refer to pSivida Corp.

PROSPECTUS SUMMARY

The following is a summary of selected information contained elsewhere or incorporated by reference in this prospectus. It does not contain all of the information that you should consider before buying our securities. You should read this entire prospectus carefully, as well as any applicable prospectus supplement, the documents incorporated by reference into this prospectus, or the applicable prospectus supplement, and any free writing prospectus we have prepared, including the material referenced under the heading “Risk Factors.”

THE COMPANY

Our Business

We develop sustained-release pharmaceutical products for treating eye diseases. Our products deliver drugs at a controlled and steady rate for months or years. We have developed three of only four sustained-release products approved by the U.S. Food and Drug Administration (“FDA”) for treatment of back-of-the-eye diseases. Our lead product candidate Medidur™ is in pivotal Phase III clinical trials, and our lead licensed product ILUVIEN® is sold in the United States and three European Union (“EU”) countries. Our pre-clinical development program is focused primarily on developing products for chronic ophthalmic diseases utilizing our two core technology platforms. Our strategy includes developing products independently, while continuing to leverage our technology platforms through collaborations and license agreements.

Medidur is an injectable, sustained-release micro-insert designed to treat chronic non-infectious uveitis affecting the posterior segment of the eye (“posterior uveitis”) for three years from a single administration. Medidur, which is the same micro-insert as ILUVIEN, is in two Phase III clinical trials. We plan to file a new drug application (“NDA”) in the first half of 2017 based on six-month efficacy data from both trials and data from a short-duration utilization study of our redesigned proprietary inserter, together with data referenced from the Phase III trials of ILUVIEN. We are developing Medidur independently.

ILUVIEN, our most recently approved product, is an injectable, sustained-release micro-insert that provides treatment of diabetic macular edema (“DME”) for up to three years from a single administration. ILUVIEN is licensed to and sold by Alimera Sciences, Inc. (“Alimera”), and we are entitled to a share of the net profits (as defined) from Alimera’s sales of ILUVIEN on a quarter-by-quarter, country-by-country basis. ILUVIEN was launched in late February 2015 in the United States, where it is indicated for the treatment of DME in patients previously treated with a course of corticosteroids without a clinically significant rise in intraocular pressure.

ILUVIEN was also launched in Portugal in January 2015 and has been commercially available in the United Kingdom and Germany since June 2013. ILUVIEN has marketing approvals in 17 EU countries for the treatment of chronic DME considered insufficiently responsive to available therapies.

Distribution, regulatory and reimbursement matters for ILUVIEN for DME in Australia and New Zealand, Canada and Italy have been sublicensed. We are entitled to 20% of any royalties and 33% of all other payments received by Alimera pursuant to the sublicense agreements, including any milestone payments.

Our FDA-approved Retisert® provides sustained release treatment of posterior uveitis for approximately two and a half years. It is licensed to Bausch & Lomb, and we receive royalties from its sales.

Our pre-clinical development program is focused on developing products using our Durasert™ and Tethadur™ technology platforms to deliver drugs and biologics to treat wet and dry age-related macular degeneration, glaucoma, osteoarthritis and other diseases.

Durasert, Medidur and Tethadur are our trademarks, Retisert is Bausch & Lomb’s trademark and ILUVIEN is Alimera’s trademark.

All information in this prospectus with respect to ILUVIEN, including regulatory and marketing information, and Alimera’s plans and intentions, reflects information reported by Alimera.

Corporate Information

Our principal executive office (and mailing address) is located at 480 Pleasant Street, Suite B300, Watertown, MA 02472, and our telephone number is (617) 926-5000.

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in our most recent annual report on Form 10-K, which are incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded by our subsequent quarterly reports or other filings, including filings after the date hereof, with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks were to occur, our business, financial condition and results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are inherently subject to risks, uncertainties and potentially inaccurate assumptions. Such statements give our current expectations or forecasts of future events; they do not relate strictly to historical or current facts. All statements other than statements of historical fact could be deemed forward-looking statements, including, without limitation, expectations of revenue, expenses, cash flows, earnings or losses from operations, cash required to maintain current and planned operations, capital or other financial items; any statements of the plans, strategies and objectives of management for future operations; any plans or expectations with respect to product research, development and commercialization, including regulatory approvals and decisions regarding reimbursement; any other statements of expectations, plans, intentions or beliefs; and any statements of assumptions underlying any of the foregoing.

We often, although not always, identify forward-looking statements by using words or phrases such as “likely,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “forecast” and “outlook.”

We cannot guarantee that the results and other expectations expressed, anticipated or implied in any forward-looking statement will be realized. The risks incorporated under the heading “Risk Factors” herein describe major risks to our business, and you should read and interpret any forward-looking statements together with these risks. A variety of factors, including these risks, could cause our actual results and other expectations to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements. Should known or unknown risks materialize, or should our underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements.

Our forward-looking statements speak only as of the dates on which they are made. We do not undertake any obligation to update or revise any forward-looking statement, whether to reflect new information, future events or otherwise. You are advised, however, to consult any further disclosures we may make in our future reports to the SEC, on our website, www.psivida.com, or otherwise.

RATIO OF EARNINGS TO FIXED CHARGES

If we offer preferred stock and/or debt securities under this registration statement, then we will, if required at that time, provide a ratio of combined fixed charges and preference dividends to earnings and/or ratio of earnings to fixed charges, respectively, in the applicable prospectus supplement relating to such offering.

USE OF PROCEEDS

Unless we identify other uses of proceeds in a prospectus supplement, we intend to use the net proceeds from the sale of the Securities for our general corporate purposes, which may include funding our clinical trials, capital expenditures, acquisitions and working capital. Pending use, the net proceeds also may be temporarily invested in short-term securities. Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

PLAN OF DISTRIBUTION

We may sell the Securities in any one or more of the following ways from time to time:

•	to or through underwriters;

•	to or through dealers;

•	through agents;

•	directly to purchasers, including our affiliates; or

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, or an exchange or otherwise.

The prospectus supplement with respect to any offering of Securities will set forth the terms of the offering, including:

•	the name or names and addresses of any underwriters, dealers or agents;

•	the purchase price of such Securities and the proceeds to us from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any delayed delivery arrangements.

The distribution of Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

If Securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement that will be used by the underwriters to sell such Securities. If underwriters are utilized in the sale of Securities, such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of Securities, unless otherwise indicated in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to conditions precedent and that the underwriters with respect to a sale of such Securities will be obligated to purchase all of those Securities if they purchase any of those Securities.

We may grant to underwriters options to purchase additional Securities at the public offering price with additional underwriting discounts or commissions. If we grant any such option, the terms of such option will be set forth in the applicable prospectus supplement.

If a dealer is utilized in the sales of Securities in respect of which this prospectus is delivered, we will sell those Securities to the dealer as principal. The dealer may then resell those Securities to the public at varying prices to be determined by the dealer at the time of resale. Any reselling dealer may be deemed to be an underwriter, as the term is defined in the Securities Act, of the Securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

Offers to purchase Securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of Securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Securities so offered and sold.

Offers to purchase Securities may be solicited directly by us and the sale of those Securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of those Securities. The terms of any sales of this type will be described in the applicable prospectus supplement.

Underwriters, dealers, agents and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments that the agents, underwriters or dealers may be required to make.

If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase Securities from us pursuant to contracts providing for payments and delivery on a future date. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by us. The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of those contracts.

Disclosure in the prospectus supplement of our use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of Securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of Securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the applicable prospectus supplement.

In connection with the offering of Securities, persons participating in the offering, such as any underwriters, may purchase and sell Securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the Securities, and syndicate short positions involve the sale by underwriters of a greater number of Securities than they are required to purchase from any issuer in the offering. Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the Securities sold in the offering for their account may be reclaimed by the syndicate if such Securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Securities, which may be higher than the price that might prevail in the open market, and these activities, if commenced, may be discontinued at any time.

DESCRIPTION OF SECURITIES

Common Stock

For a full description of our common stock, please refer to the documents identified in the section “Incorporation of Certain Information by Reference.”

Preferred Stock

We currently have authorized 5,000,000 shares of preferred stock, par value $0.001 per share, of which no shares have been designated.

Under Delaware law and our charter, our board of directors is authorized, without shareholder approval, to issue shares of preferred stock from time to time in one or more series. Subject to limitations prescribed by Delaware law and our charter, the board of directors may determine the number of shares constituting each series of preferred stock and the designation, preferences, voting powers, qualifications and special or relative rights or privileges of that series. These may include provisions concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange and other subjects or matters as may be fixed by resolution of the board or an authorized committee of the board.

Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that holders of some, or a majority, of our common stock might believe to be in their best interests or in which holders of some, or a majority, of our common stock might receive a premium for their shares over the then market price of those shares.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the title and stated value;

•	the number of shares offered, the liquidation preference per share, and the purchase price;

•	the dividend rate(s), period(s), and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution, or winding up of our the affairs; and

•	any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon our liquidation, dissolution, or winding up.

Debt Securities

We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may offer under this prospectus up to an aggregate principal amount of $75,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an initial public offering price of up to $75,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of pSivida Corp. and will rank equally with all of our other unsecured indebtedness.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety to the detailed provisions of the indenture.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;

•	the aggregate principal amount;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated debt securities (as described below) or global debt securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

•	any events of default, if not otherwise described below under “Events of Default”;

•	the terms and conditions, if any, for conversion into or exchange for shares of common stock or preferred stock;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of pSivida Corp.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations that apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

We may issue debt securities which can be exchanged for or converted into shares of common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

•	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

•	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities

If you hold certificated debt securities, you may transfer or exchange such debt securities at the trustee’s office or at the paying agent’s office or agency in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities, but you may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

You may effect the transfer of certificated debt securities and of the right to receive the principal of, and any premium and/or interest on, the certificated debt securities only by surrendering the certificate representing the certificated debt securities and having us or the trustee issue a new certificate to the new holder.

Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of our company, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of pSivida Corp. or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or a prospectus supplement, the debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger and Sale of Assets

We have agreed in the indenture that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

•	the person formed by the consolidation or into or with which we are merged, or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the United States, any state or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and, if we are not the surviving person, the surviving person has expressly assumed all of our obligations, including the payment of the principal of, and any premium and/or interest on, the debt securities and the performance of the other covenants under the indenture; and

•	immediately before and immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

•	we fail to pay any principal or premium, if any, when it becomes due;

•	we fail to pay any interest within 30 days after it becomes due;

•	we fail to comply with any other covenant in the debt securities or the indenture for 60 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

•	certain events involving bankruptcy, insolvency or reorganization of pSivida Corp. or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of or any premium or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so. If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

•	all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;

•	all lawful interest on overdue interest and overdue principal has been paid; and

•	the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness that is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture. If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series. Holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture. No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

•	the holder gives to the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

•	the trustee fails to institute a proceeding within 60 days after such request; and

•	the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

•	to provide that the surviving entity following a change of control of pSivida Corp. permitted under the indenture will assume all of our obligations under the indenture and debt securities;

•	to provide for certificated debt securities in addition to uncertificated debt securities;

•	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

•	to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

•	to appoint a successor trustee under the indenture with respect to one or more series.

From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of the outstanding series of debt securities, amend or supplement the indenture or the debt securities of such series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver to or under the indenture or such debt security;

•	reduce the rate of or change the time for payment of interest;

•	reduce the principal of or change the stated maturity of the debt securities;

•	make any debt security payable in a currency other than that stated in the debt security;

•	change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

•	waive a default in the payment of the principal of, or any premium or interest on, the debt securities or a redemption payment;

•	waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities; or

•	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

•	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

(1)	to register the transfer or exchange of such debt securities;

(2)	to replace temporary or mutilated, destroyed, lost or stolen debt securities;

(3)	to compensate and indemnify the trustee; or

(4)	to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

•	to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants that may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must deposit with the trustee or other qualifying trustee, in trust for that purpose:

•	money;

•	U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) that through the scheduled payment of principal and interest in accordance with their terms will provide money; or

•	a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

that in each case specified above, provides a sufficient amount to pay the principal of, and any premium and/or interest on, the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

•	in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

•	in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

•	in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and

•	certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments. The term “U.S. Government Obligations” as used in the above discussion means securities that are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged. The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2) are not callable or redeemable at the option of the issuer.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of pSivida Corp., the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

Warrants

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities, in one or more series, together with other securities, or separately, as described in each applicable prospectus supplement. We will issue warrants under warrant agreements to be entered into either between us and the warrant holders directly or between us and a bank or trust company, as warrant agent. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

A prospectus supplement will describe the terms of warrants offered thereby, the warrant agreement relating to the warrants and the warrant certificates representing the warrants, including the following:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise of the warrants and a description of that class or series of our preferred stock;

•	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise of the warrants and a description of that series of debt securities;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Unless we specify otherwise in a prospectus supplement, holders of warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as shareholders with respect to any meeting of our shareholders, or to exercise any rights whatsoever as shareholders.

Each warrant will entitle the holder to purchase the principal amount or number of securities at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

We will describe the procedures for exercising warrants in a prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon that exercise. If less than all of the warrants represented by a particular warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Units

As specified in the applicable prospectus supplement, we may issue units consisting of any combination of the other types of securities described in this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The applicable prospectus supplement will describe the terms of the units offered thereby, including the following:

•	the title of the series of units;

•	a description of the terms of the units and of the separate constituent securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange or the units; and

•	a discussion of certain U.S. federal income tax considerations applicable to the units.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon by Ropes & Gray LLP, Boston, Massachusetts. Some partners of Ropes & Gray LLP are members in RGIP LP, which owns 14,592 shares of our common stock. The validity of the issuance of any securities will be passed upon for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s annual report on Form 10-K for the year ended June 30, 2015 and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act, we have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, with respect to the securities offered hereby. This prospectus does not contain all of the information included in the registration statement. Statements in this prospectus concerning the provisions of any document are not necessarily complete. You should refer to the copies of the documents filed as exhibits to the registration statement or otherwise filed by us with the SEC for a more complete understanding of the matter involved. Each statement concerning these documents is qualified in its entirety by such reference.

We are subject to the information reporting requirements of the Exchange Act, and we comply with those requirements by filing annual, quarterly and current reports, proxy statements and other information with the SEC. Those reports or other information may be inspected without charge at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330. Our SEC filings and submissions also are available to the public on the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information about us and the Securities offered by this prospectus, we refer you to the registration statement and its exhibits and schedules which may be obtained as described above.

The SEC allows us to “incorporate by reference” the information contained in documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below into this prospectus, and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (except for information “furnished” under Items 2.02, 7.01 and 9.01 on Form 8-K or other information “furnished” to the SEC that is not deemed filed and not incorporated in this prospectus) until this offering is completed, including all filings made after the date of the registration statement of which this prospectus forms a part and prior to its effectiveness.

•	Our annual report on Form 10-K for the fiscal year ended June 30, 2015 filed with the SEC on September 10, 2015;

•	Our quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2015 filed with the SEC on November 6, 2015; and

•	The description of our common stock contained in our current report on Form 8-K filed under Rule 12g-3 of the Exchange Act on June 19, 2008, including any amendments or reports filed for the purpose of updating such description.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. Reports we file with the SEC after the date of this prospectus may also contain information that updates, modifies or is contrary to information in this prospectus or in documents incorporated by reference in this prospectus. Investors should review these reports, as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.

Upon your written or oral request, we will provide at no cost to you a copy of any and all of the information that is incorporated by reference in this prospectus.

Requests for such documents should be directed to:

Lori Freedman, Esq.

Vice President, Corporate Affairs, General Counsel and Secretary

pSivida Corp.

480 Pleasant Street Suite B300

Watertown, MA 02472

Telephone: (617) 926-5000

You may also access the documents incorporated by reference in this prospectus, without charge, through the SEC’s website at www.sec.gov and through our website at www.psivida.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

4,000,000 Shares

PSIVIDA CORP.

COMMON STOCK

Prospectus Supplement

LADENBURG THALMANN

NORTHLAND CAPITAL MARKETS